Exhibit 10

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cadbury Schweppes plc on Form S-8 (No. 333-101526), of our report dated 11 March 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Urgent Issues Task Force Abstract 38 “Accounting for ESOP Trusts”), appearing in the Report and Accounts and Form 20-F of Cadbury Schweppes plc for the year ended 2 January 2005 filed on Form 6-K dated 11 April 2005 and incorporated by reference in the Annual Report on Form 20-F of Cadbury Schweppes plc.

/s/ Deloitte and Touche LLP
Deloitte and Touche LLP
Chartered Accountants and Registered Auditors
London, England
As auditors of Cadbury Schweppes plc
12 April 2005